EXHIBIT 5
                                                                       ---------

                                September 3, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Hanger Orthopedic Group, Inc.
                      Registration Statement on Form S-8
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Gentlemen:

     We are counsel to Hanger Orthopedic Group, Inc. (the "Company") and have represented the Company in connection with the Registration Statement on From S-8 being filed today with the Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by the Company of up to a total of 500,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which are issuable upon the exercise of options to be granted under the Company's 2003 Non-Employee Directors' Stock Incentive Plan (the "Plan").

     This opinion is being delivered to the Commission as Exhibit 5 to the Registration Statement.

     We have examined (1) the Certificate of Incorporation of the Company, and all amendments thereto, as certified by the Secretary of State of the State of Delaware, (2) the By-Laws of the Company, as certified by the Secretary of the Company as being those currently in effect, (3) the Registration Statement, (4) the Plan and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

     Based upon the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

     2. When the following events shall have occurred:

          (a) the Registration Statement is filed, at which time it will become effective under the Securities Act of 1933, pursuant to General Instruction D to Form S-8, and

          (b) the Shares shall have been paid for and issued in accordance with the terms of the Plan as provided in the Registration Statement,

the Shares thus sold will be legally issued, fully paid and non-assessable.

     This firm hereby consents to the reference to it in the Registration Statement and the filing of this opinion as Exhibit 5 thereto.

                                   Sincerely,


                                 Foley & Lardner